                                                                       Exhibit 5


                                  June 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  TASTY FRIES, INC. REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have acted as special securities counsel to Tasty Fries, Inc., a Nevada corporation (hereinafter referred to as the "Company"), in connection with the registration of 775,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), as set forth in the above-mentioned Registration Statement. In our capacity as such counsel to the Company, we have examined the original or copies of such records of the Company and such other documents as we deem appropriate as the basis for the opinions herein expressed. In such examination we have assumed the genuineness of all of the signatures on original documents and the conformity to original documents of al copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon the statements or certificates of officials and representatives of the Company and others.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation incorporated under the general corporation laws of the State of Nevada and its status is active.

         2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (ii) the 775,000 shares of common Stock have ben issued and sold as contemplated in the Registration Statement and (iii) certificates representing the 775,000 shares of Common Stock have been duly executed, delivered and paid for, such shares of Common Stock will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Sincerely,


                                  Tralins and Associates, P.A.